Exhibit (k)(iii)

Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund

280 Park Avenue

New York, New York 10017

August         , 2020

State Street Bank and Trust Company

Channel Center

1 Iron Street

Boston, Massachusetts 02110

Attention: Danielle J. Adamson

Re:	Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund (the “Fund”)

Ladies and Gentlemen:

Reference is made to the Administration Agreement by and between the Cohen & Steers Funds listed on in Exhibit A thereto and State Street Bank and Trust Company (“State Street”) dated as of March 12, 2001, as amended (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment fund, which is managed by Cohen & Steers Capital Management, Inc., namely Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund.

In accordance with the Additional Funds provisions of Section 1 of the Agreement, the undersigned Fund hereby requests that State Street act as Administrator for the Fund under the terms of the Agreement, and as such, Exhibit A and Annex I to Schedule C of the Agreement are hereby amended in their entirety and replaced with the revised Exhibit A and Annex I attached hereto. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Fund and retaining a copy for your records.

Sincerely,

COHEN & STEERS TAX-ADVANTAGED PREFERRED SECURITIES AND INCOME FUND

By:
Name:	Adam M. Derechin
Title:	President

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY
By:
Name:
Title:	Effective Date: August , 2020

EXHIBIT A

Cohen & Steers Quality Income Realty Fund, Inc.

Cohen & Steers Total Return Realty Fund, Inc.

Cohen & Steers Preferred Securities and Income Fund, Inc.

Cohen & Steers Low Duration Preferred and Income Fund, Inc.

Cohen & Steers Real Estate Securities Fund, Inc.

Cohen & Steers Global Infrastructure Fund, Inc.

Cohen & Steers Global Realty Shares, Inc.

Cohen & Steers Infrastructure Fund, Inc.

Cohen & Steers Realty Shares, Inc.

Cohen & Steers Institutional Realty Shares, Inc.

Cohen & Steers REIT & Preferred & Income Fund, Inc.

Cohen & Steers Alternative Income Fund, Inc.

Cohen & Steers International Realty Fund, Inc.

Cohen & Steers Closed-End Opportunity Fund, Inc.

Cohen & Steers Global Income Builder, Inc.

Cohen & Steers Select Preferred and Income Fund, Inc.

Cohen & Steers Limited Duration Preferred & Income Fund, Inc.

Cohen & Steers MLP & Energy Opportunity Fund, Inc.

Cohen & Steers MLP Income & Energy Opportunity Fund, Inc.

Cohen & Steers Real Assets Fund, Inc.

Cohen & Steers Preferred Securities and Income SMA Shares, Inc.

Cohen & Steers Tax-Advantaged Preferred Securities and Income Fund